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                                                                   EXHIBIT 99(A)


MARCH 23, 1997                                                      $500,000 USD


                           AMERICAN HEALTHCHOICE, INC.
                              CONVERTIBLE DEBENTURE


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND LAWS, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        FOR VALUE RECEIVED, American HealthChoice, Inc., a corporation duly organized and existing under the laws of the New York ("Issuer"), promises to pay to

                                 Dr. J.W. Stucki

the registered HOLDER hereof and its successors and assigns (the "Holder"), the maximum principal sum of

        Five Hundred Thousand United States Dollars (USD$500,000) and to pay interest on the principal sum outstanding at the rate of 10% per annum, on the basis of the actual number of days elapsed in a three hundred sixty five (365) day year. Holder shall advance the maximum principal sum to Issuer in one or more installments solely from the proceeds of sales of up to 200,000 shares of the Common Stock of Issuer, which have been delivered, endorsed in blank, to Wingate Financial Associates, L.L.C., as trustee to effect such sale and advance of proceeds. All installments so advanced to the Issuer shall be repayable to the Holder together with all accrued interest on a date 90 days following the last date on which the full $500,000 of principal shall have been advanced, unless converted by the Holder pursuant to this Note.

        The principal and interest of this Debenture is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Issuer as designated in writing by the Holder hereof from time to time. The forwarding of such check shall, subject to collection, constitute a payment of principal hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

The Debenture is subject to the following additional provisions:

        1. The Debenture is issuable in minimum denominations of Fifty Thousand US Dollars (USD$50,000.00) and in integral multiples thereof. The Debenture is exchangeable for like


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Debentures in equal aggregate principal amount of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

        2. The Issuer shall be entitled to withhold from all payments of principal or interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States Income Tax or other similar applicable laws at the time of such payments.

        3. This Debenture has been issued subject to investment representations of the Holder and may be transferred or exchanged only in compliance with the securities Act of 1933, as amended (the "Act") including the rules and regulations promulgated thereunder) and applicable state securities laws. Prior to the due presentment for such transfer of this Debenture, the Issuer and any agent of the Issuer may treat the person in whose name this Debenture is duly registered on the Issuer's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder, by the same representations and terms described herein and under the Subscription Agreement.

        4. The Holder of this Debenture is entitled, at its option, at any time commencing from and after ninety (90) days after the date hereof (the "First Conversion Date"), to convert up to One Hundred percent (100%) of the principal amount of this Debenture outstanding into shares of Common Stock, at the Conversion Price for each share of Common Stock. For purposes of this Section 4, the "Conversion Price" shall be a price per share equal to 85% of the price at which shares of Common Stock were sold by Holder to obtain the proceeds to be loaned to the Issuer hereunder, or a "first-in, first-out" basis (the "Conversion Price"). Such conversion shall be effected by surrendering the Debentures to be converted to the Issuer, with the form of conversion notice attached hereto as Exhibit 1 and incorporated herein by reference executed by the Holder of this Debenture. For purposes of this Debenture, the "Conversion Date" on which notice of conversion is given by the Holder shall be deemed to be the close of business (5:00 p.m. EST) on the date on which the Holder has telecopied its duly executed Notice of Conversion, together with this Debenture, to the Issuer, provided that the Holder delivers via overnight courier to the Issuer the original Notice of Conversion and this Debenture. On or prior to the fifth (5th) NASDAQ trading day after the Conversion Date, the Issuer shall deliver, or cause to be delivered, a certificate(s) representing the shares of Common Stock issued pursuant to the Notice of Conversion hereof (the "Converted Shares") to the Holder. Such Converted Shares shall be restricted and shall bear appropriate restrictive legends as determined by the issuer.

        5. No provision of this Debenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal on this Debenture at the place, time, and rate, and in the coin or currency, herein prescribed, except to the extent this Debenture has been converted.


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        6. The Issuer hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, at or omission as or with respect to the collection of any amount called for hereunder.

        7. The Issuer agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due as a result of default by the Issuer or exercising the conversion rights under this Debenture.

        8. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

        9. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Issuer and the Holder with respect hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder.

        10. This Debenture shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws provisions.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                       AMERICAN HEALTHCHOICE, INC.


                                       By: J. W. Stucki
                                           -------------------------------------
                                           Official Signatory of Issuer

                                       Name (Printed): J. W. Stucki

                                       Title: Chairman and CEO

                                       Date:



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                                    EXHIBIT 1
                              NOTICE OF CONVERSION

   (To be executed by the Registered Holder in order to Convert the Debenture)

        The undersigned (the "Holder") hereby irrevocably elects to convert ________________ (USD$____________) of the above Debenture No. _____________
into _____________________ (_______________) shares of Common Stock, $.001 par value, of American HealthChoice, Inc. (the "Issuer") and to receive a remaining exchange debenture in the amount of _____________ (USD$______) according to the conditions set forth in such Debenture, as of the date written below. The shares are to be issued in the name and to be delivered as set forth below:

        Send Stock Certificate(s) to:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


        Registered Holder of Shares:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


        Registered Holder of Exchange
        Debenture (if applicable):
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


        Send Debenture to:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


        The undersigned represents and warrants that it is a person or entity meeting the requirements of an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").


HOLDER:
       --------------------------------
By:
   ------------------------------------

Title:
      ---------------------------------

Date of Conversion:
                   --------------------

Applicable Conversion Price:
                            -----------


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